                      [PRICEWATERHOUSECOOPERS LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 18, 2003, except as to Note 23 which is as of June 23, 2003, relating to the consolidated financial statements for the year ended April 30, 2003, which appears in the Reports of Foreign Private Issuer on Form 6-K filed by Geac Computer Corporation Limited on July 2, 2003 and August 21, 2003, and our report dated June 14, 2002 relating to the consolidated financial statements for the year ended April 30, 2002, which appears in the registration statement on Form F-4 filed by Geac Computer Corporation Limited with the Securities and Exchange Commission on February 6, 2003.

/s/ PRICEWATERHOUSECOOPERS LLP

Chartered Accountants

Toronto, Canada
October 10, 2003




PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.